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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report:  March 21, 2000                Commission file number 1-5805
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                         THE CHASE MANHATTAN CORPORATION
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             (Exact name of registrant as specified in its charter)



         Delaware                                               13-2624428
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(State or other jurisdiction                                 (I.R.S. Employer
    of incorporation)                                       Identification No.)



     270 Park Avenue, New York, NY                                 10017
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(Address of principal executive offices)                          (Zip Code)




   (Registrant's telephone number, including area code) (212) 270-6000



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Item 5.  Other Events


         On March 21, 2000, The Chase Manhattan Corporation ("Chase") announced that its Board of Directors approved a 17% increase in the quarterly common stock dividend to $.48, or $1.92 on an annual basis. The increase will be effective for the dividend payable on April 30th to stockholders of record at the close of business April 6th.

         The Board of Directors also approved a three-for-two stock split, subject to stockholder approval at Chase's annual meeting on May 16th. If approved by the stockholders, the record date for the stock split will be May 17, 2000, and the additional shares issued as a result of the split will be distributed on June 9, 2000.

         A copy of Chase's press release is attached as an exhibit hereto. That press release contains statements that are forward looking within the meaning of the Private Securities Litigation Act of 1995. Those statements are subject to risks and uncertainties and Chase's actual results may differ materially from those set forth in the forward-looking statements. Those uncertainties may include, among others, the risk of adverse impacts from an economic downturn, increased competition, unfavorable political or other developments in foreign markets, governmental or regulatory policies, market volatility in securities markets, interest or foreign exchange rates and other factors impacting Chase's operational plans or the adequacy of Chase's allowance for credit losses. For a more detailed discussion of those uncertainties, reference is made to Chase's reports filed with Securities and Exchange Commission, in particular Chase's Annual Report on Form 10-K for the year ended December 31, 1999, for a discussion of factors that may cause such differences to occur.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibits are filed with this report:

  Exhibit Number                                      Description
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    99.1                                              Press Release






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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        THE CHASE MANHATTAN CORPORATION
                                                  (Registrant)



                                        By: /s/ Anthony J. Horan
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                                           Anthony J. Horan
                                           Corporate Secretary




Dated:  March 22, 2000